AMENDED AND RESTATED

PLEDGE AND SECURITY AGREEMENT

PLEDGE AND SECURITY AGREEMENT (this “Agreement”), dated as of July 2, 2009, made by and among Beyond Commerce, Inc. (the “Company”) and each holder of Company’s common stock signatory hereto (the “Pledgor” and, collectively, the “Pledgors”) in favor of OmniReliant Holdings, Inc. (the “Pledgee”).

W  I  T  N  E  S  S  E  T  H:

WHEREAS, the Company, the Pledgee and a Pledgor have previously entered into a pledge and security agreement dated June 29, 2009 whereby Pledgor Linlithgow Holdings LLC pledged 2,500,000 shares of the Company’s Common Stock;

WHEREAS, the Company, the Pledgee and Pledgor Linlithgow Holdings LLC wish to amend and restate the June 29, 2009 pledge and security agreement so that additional Pledgors may pledge their shares of the Company’s Common Stock;

WHEREAS, Pledgee has lent to the Company, and the Company has agreed to borrow from the Pledgee, up to an aggregate of $3,500,000 pursuant to the terms and conditions set forth in the Amended and Restated Securities Purchase Agreement (the “Purchase Agreement”) and the Debentures of the Company (the “Debentures”);

WHEREAS, pursuant to the provisions of the Debentures, and as a condition to the obligation of the Pledgee to lend thereunder, the Pledgors, as principals, employees and shareholders of the Company, have agreed to make the pledge contemplated by this Agreement in order to induce Pledgee to perform their obligations under the Debentures;

 WHEREAS, as a condition to the obligation of the Pledgee to lend pursuant to the Debentures, the Company agrees to undertake such action contemplated by this Agreement in order to induce Pledgee to perform their obligations under the Debentures;

WHEREAS, Pledgors own the shares of common stock, $0.001 par value per share, of the Company (the “Common Stock”) as set forth opposite the Pledgors’ respective names on Schedule A attached hereto;

WHEREAS, terms used but not otherwise defined in this Agreement that are defined in Article 9 of the Uniform Commercial Code in effect in the State of New York at that time (whether or not the UCC applies to the affected Pledged Collateral) (the "UCC") shall have the meanings ascribed to them in the UCC; and

WHEREAS, if an aggregate of $3,500,000 worth of funding (with the Company receiving proceeds of $3,000,000), as described in the Purchase Agreement, does not occur on or around July 30, 2009, the difference between the amount of shares pledged hereunder and four times the number of shares of Common Stock the Debentures are convertible into based on the closing price of the Company’s Common Stock on July 30, 2009, will be returned to the Pledgors on a pro rata basis;

NOW, THEREFORE, in consideration of the premises, covenants and promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

SECTION 1. Pledge and Security Interest.  The Pledgor hereby unconditionally and irrevocably pledges, grants and hypothecates to the Pledgee, and grants to the Pledgee a continuing first priority security interest in, a first lien upon and a right of set-off against, all of its respective rights, titles and interests of whatsoever kind and nature in (the “Security Interest”), and to secure the complete and timely payment, performance and discharge in full, as the case may be, of all of the obligations pursuant to the Debentures, the following (collectively, the “Pledged Collateral”):

(a) the shares of Common Stock owned by the Pledgor and set forth on Schedule A attached hereto (the “Pledged Shares”), and all dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the Pledged Shares; and

(b) all proceeds of any and all of the foregoing Pledged Collateral, in whatever form (including, without limitation, proceeds that constitute property of the types described above).

(c) if an aggregate of $3,500,000 worth of funding (with the Company receiving proceeds of $3,000,000), as described in the Purchase Agreement, does not occur on or around July 30, 2009, the difference between the amount of shares pledged hereunder and four times the number of shares of Common Stock the Debentures are convertible into based on the closing price of the Company’s Common Stock on July 30, 2009, will be returned to the Pledgors on a pro rata basis.

SECTION 2. Security for Obligations.  This Agreement secures the payment and performance of the following obligations (collectively, the “Obligations”): all present and future indebtedness, obligations, covenants, duties and liabilities of any kind or nature of the Company to the Pledgee now existing or hereafter arising under or in connection with this Agreement or the Debentures (collectively, the “Transaction Documents”).

SECTION 3. Delivery of Pledged Collateral.  Within 3 business days of the date hereof, all certificates representing or evidencing the Pledged Shares, in suitable form for transfer by delivery, or accompanied by instruments of transfer or assignment duly executed in blank, are being deposited with and delivered to the Agent, as collateral agent for the Pledgee.  The Agent shall have the right, at any time after the occurrence of an Event of Default (as hereinafter defined) (unless such Event of Default is waived in writing by the Pledgee), without notice to the Pledgor, to transfer to or to register in the name of the Pledgee or their nominees any or all of the Pledged Collateral.  In addition, the Agent shall have the right at any time after the occurrence of an Event of Default (unless such Event of Default is waived in writing by the Pledgee), to exchange certificates or instruments representing or evidencing Pledged Collateral for certificates or instruments of smaller or larger denominations.

SECTION 4. Representations and Warranties.  The Pledgor, severally and not jointly with the other Pledgors, represents and warrants as follows:

(a) Except as set forth on Schedule 4(a) hereto, the Pledgor is the legal, record and beneficial owner of the Pledged Collateral owned by the Pledgor, free and clear of any lien, security interest, restriction, option or other charge or encumbrance (collectively, "Liens").

(b) The pledge of the Pledged Collateral and the grant of the Security Interest pursuant to this Agreement creates a valid and perfected first priority security interest in the Pledged Collateral, securing payment and performance of the Obligations.

(c) Except for the filing of financing statements pursuant to the UCC with the proper filing and recording agencies in the proper jurisdictions pursuant to the security agreement between the Company and the Pledgee, entered into concurrently with this Agreement, no consent of any other person or entity and no authorization, approval, or other action by, and no notice to or filing with, any governmental authority or regulatory body is required (i) for the pledge by the Pledgor of the Pledged Collateral pursuant to this Agreement or for the execution, delivery or performance of this Agreement by the Pledgor, (ii) for the perfection or maintenance of the security interest created hereby, or (iii) for the exercise by the Agent of the voting or other rights provided for in this Agreement or the remedies in respect of the Pledged Collateral pursuant to this Agreement (except as may be required in connection with any disposition of any portion of the Pledged Collateral by laws affecting the offering and sale of securities generally).

(d) There are no conditions precedent to the effectiveness of this Agreement that have not been satisfied or waived.

(e) Effective on the date of execution of this Agreement, the Pledgor hereby authorizes the Agent to file one or more financing statements under the UCC with respect to the Security Interest with the proper filing and recording agencies in the jurisdictions indicated on Schedule B attached hereto, and in such other jurisdictions as may be requested by the Pledgee.

(f) The Pledgor will not transfer, pledge, hypothecate, sell or otherwise dispose of any of the Pledged Collateral without the prior written consent of the Pledgee.

(g) The Pledgor shall promptly execute and deliver to the Pledgee such further assignments, security agreements, financing statements or other instruments, documents, certificates and assurances and take such further action as the Pledgee may from time to time request and may in its sole discretion deem necessary to perfect, protect or enforce its security interest in the Pledged Collateral.

(h) All information heretofore, herein or hereafter supplied to the Pledgee by or on behalf of the Pledgor with respect to the Pledged Collateral is accurate and complete in all material respects as of the date furnished.

SECTION 5. Further Assurances.  The Pledgor, severally and not jointly with the other Pledgors, agrees that at any time and from time to time, at the expense of the Pledgor, the Pledgor shall promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or desirable, or that the Agent and/or the Pledgee may reasonably request, in order to perfect and protect any security interest granted or purported to be granted hereby or to enable the Agent and/or Pledgee to exercise and enforce their rights and remedies hereunder with respect to any Pledged Collateral.  The Company agrees that at any time and from time to time, at the expense of the Company, the Company shall promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or desirable, or that the Pledgee may reasonably request.

SECTION 6. Voting Rights; Dividends; Etc.

(a) So long as no Event of Default shall have occurred (unless such Event of Default is waived in writing by the Pledgee):

(i) The Pledgor shall be entitled to exercise or refrain from exercising any and all voting and other consensual rights pertaining to the Pledged Collateral or any part thereof for any purpose not inconsistent with the terms of this Agreement; provided, however, that the Pledgor shall not exercise or refrain from exercising any such right if, in the reasonable judgment of such Pledgee, such action would have a material adverse effect on the Security Interest or the rights and remedies of the Pledgee hereunder; provided, further, that the Pledgor shall give the Pledgee at least ten (10) days' prior written notice of the manner in which it intends to exercise, or the reasons for refraining from exercising, any such right.

(ii) The Pledgor shall be entitled to receive and retain any and all cash dividends and interest paid in respect of the Pledgor’s Pledged Collateral.

(b) Upon and after the occurrence of any Event of Default (unless such Event of Default is waived in writing by the Pledgee):

(i) All rights of the Pledgor to exercise or refrain from exercising the voting and other consensual rights which it would otherwise be entitled to exercise pursuant to Section 6(a)(i) and to receive the dividends and interest payments which it would otherwise be authorized to receive and retain pursuant to Section 6(a)(ii) shall cease, and all such rights shall thereupon become vested in the Agent who shall thereupon have the sole right to exercise or refrain from exercising such voting and other consensual rights and to receive and hold as Pledged Collateral such dividends and interest payments.

(ii) All dividends and interest payments which are received by the Pledgors contrary to the provisions of paragraph (i) of this Section 6(b) shall be received in trust for the benefit of the Pledgee, shall be segregated from other funds of the applicable Pledgor and shall be forthwith paid over to the Agent as Pledged Collateral in the same form as so received (with any necessary endorsement).

SECTION 7. Transfers and Other Liens; Additional Shares.  During the term of this Agreement, the Pledgor agrees that it shall not (i) sell, assign (by operation of law or otherwise) or otherwise dispose of, or grant any option with respect to, any of the Pledged Collateral, or (ii) create or permit to exist any Lien upon or with respect to any of the Pledged Collateral, except for the security interest granted pursuant to this Agreement.

SECTION 8. Agent Appointed Attorney-in-Fact.

(a)           Effective only upon an Event of Default (unless such Event of Default is waived in writing by the Pledgee), the Pledgors hereby appoints the Agent as the Pledgors’ attorney-in-fact, with full authority in the place and stead of, and in the name of, the Pledgors or otherwise, from time to time in the Agent's discretion to take any action and to execute any instrument which the Agent may deem necessary or desirable to accomplish the purposes of this Agreement, including, without limitation, to receive, endorse and collect all instruments made payable to the Pledgors representing any dividend, interest payment or other distribution in respect of the Pledged Collateral or any part thereof and to give full discharge for the same.

(b)           The Pledgor, severally and not jointly, authorizes the Agent, and do hereby make, constitute and appoint the Agent and its respective officers, agents, successors or assigns with full power of substitution, as the Pledgors’ true and lawful attorney-in-fact, with power, in the name of the Pledgee or the Pledgors, after the occurrence and during the continuance of an Event of Default, (i) to endorse any checks, drafts, money orders or other instruments of payment (including payments payable under or in respect of any policy of insurance) in respect of the Pledged Collateral that may come into possession of the Pledgee; (ii) to sign and endorse any financing statement pursuant to the UCC or any invoice, freight or express bill, bill of lading, storage or warehouse receipts, drafts against Pledgors, assignments, verifications and notices in connection with accounts, and other documents relating to the Pledged Collateral; (iii) to pay or discharge taxes, liens, security interests or other encumbrances at any time levied or placed on or threatened against the Pledged Collateral; (iv) to demand, collect, receipt for, compromise, settle and sue for monies due in respect of the Pledged Collateral; (v) generally to do, at the option of the Pledgee, and at the expense of the Pledgors, severally and jointly, at any time, or from time to time, all acts and things which the Pledgee deem necessary to protect, preserve and realize upon the Pledged Collateral and the Security Interest granted herein in order to effect the intent of this Agreement all as fully and effectually as the Pledgors might or could do; and (vi) in the event of the bankruptcy of the Pledgor, to appoint a receiver or equivalent person to marshall the Pledgor’s assets, and the Pledgor hereby ratifies all that said attorney-in-fact shall lawfully do or cause to be done by virtue hereof. This power of attorney is coupled with an interest and shall be irrevocable for the term of this Agreement and thereafter as long as any of the Obligations shall be outstanding.

(c)           The Pledgor hereby irrevocably appoints the Agent as the Pledgor’s attorney-in-fact, with full authority in the place and stead of the Pledgor and in the name of the Pledgor, from time to time in the Agent’s discretion, to file in its sole discretion, of one or more financing or continuation statements and amendments thereto, relative to any of the Collateral without the signature of the Pledgor where permitted by law.

SECTION 9. Pledgee May Perform.  If any Pledgor fails to perform any agreement contained herein, the Agent and/or Pledgee may itself perform, or cause performance of, such agreement, and the expenses of the Agent and/or Pledgee incurred in connection therewith shall be payable by the Pledgor under Section 14 hereof.

SECTION 10. The Agent's Duties.  The duties and rights of the Agent are as set forth on Annex A attached hereto and incorporated herein by reference. Any fees of the Agent for its services hereunder shall be paid by the Company.  The powers conferred on the Agent hereunder are solely to protect the interests of the Pledgee in the Pledged Collateral and shall not impose any duty upon the Agent to exercise any such powers.  Except for the safe custody of any Pledged Collateral in its possession and the accounting for moneys actually received it hereunder, neither the Agent nor Pledgee shall have any duty as to any Pledged Collateral, as to ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Pledged Collateral, whether or not such party has or is to have knowledge of such matters, or as to the taking of any necessary steps to preserve rights against any parties or any other rights pertaining to any Pledged Collateral.  The Agent and Pledgee shall be deemed to have exercised reasonable care in the custody and preservation of any Pledged Collateral in its possession if such Pledged Collateral is accorded treatment substantially equal to that which such party accords its own property.

SECTION 11. Event of Default.  The occurrence of any of the following events shall constitute an event of default under this Agreement (each, an “Event of Default”):

(a) The failure of any Pledgor to observe, perform or comply with any act, duty, covenant, agreement or obligation under this Agreement, which is not cured within ten business days following written notice by Agent to the Pledgor;

(b) If any of the representation or warranty of any Pledgor set forth in this Agreement shall be breached or shall be untrue or incorrect in any material respect, and is not cured within ten business days following written notice by Agent to the Pledgor;

(c) The filing of any financing statement with regard to any of the Pledged Collateral other than pursuant to this Agreement, or the attachment of any additional Lien to any portion of the Pledged Collateral in favor of any Person other than the Pledgee; or

(d) If any event of default (and expiration of any cure period) shall occur (unless such event of default is waived in writing by the Pledgee) under any of the other Transaction Documents.

SECTION 12. Cross-Default; Cross-Collateralization.

  The Pledgors acknowledges and agrees that any default under the terms of this Agreement shall constitute a default by the Company under the Debentures, and that any event of default (following expiration of any applicable cure period) under the Debentures shall constitute a default under this Agreement.

SECTION 13. Remedies upon Event of Default.  Upon and after the occurrence of any Event of Default:

(a) The Agent may exercise in respect of the Pledged Collateral, in addition to other rights and remedies provided for herein or otherwise available to the Agent (including, without limitation, the vesting in the Agent pursuant to Section 6(b)(i) of the sole right to exercise voting rights pertaining to the Pledged Collateral, including, without limitation, voting rights with respect to the sale of assets of the issuer of such Pledged Shares), all the rights and remedies of a secured party on default under the UCC, and may also, without notice except as specified below and subject to the applicable securities laws, sell the Pledged Collateral or any part thereof at public or private sale, at any exchange, broker's board or at any of the Agent's offices or elsewhere, for cash, on credit or for future delivery, and upon such other terms as the Agent may deem commercially reasonable.  The Pledgor agrees that, to the extent notice of sale shall be required by law, at least ten (10) days’ notice to the Pledgor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification.  The Agent shall not be obligated to make any sale of Pledged Collateral regardless of notice of sale having been given. The Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.  The Pledgor acknowledges and agrees that the Pledged Collateral consisting of the Pledged Shares, and/or any other shares of common stock of the Company, is of a type customarily sold on a recognized market, and accordingly that no notice of the sale thereof need be given.  In addition, Agent may transfer all of the Pledged Collateral to Pledgee, who may hold all of such Pledged Collateral as payment in full of the Obligations.

(b) Any cash held by the Agent or the Pledgee as Pledged Collateral and all cash proceeds received by the Agent or the Pledgee in respect of any sale of, collection from, or other realization upon all or any part of the Pledged Collateral may, in the discretion of the Agent or the Pledgee, be held as collateral for, and/or then or at any time thereafter be applied (after payment of any amounts payable pursuant to Section 14) in whole or in part against, all or any part of the Obligations.  Any surplus of such cash or cash proceeds held by the Agent or the Pledgee and remaining after payment in full of all the Obligations shall be paid over to the Pledgors, pro-rata, or to whomsoever may be lawfully entitled to receive such surplus.

SECTION 14. Expenses.  The Pledgors and the Company, severally and jointly, shall upon demand pay to the Agent and/or the Pledgee the amount of any and all reasonable expenses, including reasonable attorneys’ fees and expenses and the reasonable fees and expenses of any experts and agents, which the Agent and/or Pledgee may incur in connection with (a) the administration of this Agreement, (b) the custody or preservation of, or the sale of, collection from, or other realization upon, any of the Pledged Collateral, (c) the exercise or enforcement of any of the rights of the Agent and/or Pledgee hereunder or (d) the failure by any Pledgor to perform or observe any of the provisions hereof.

SECTION 15. Continuing Security Interest; Termination.  This Agreement shall create a continuing security interest in the Pledged Collateral and shall remain in full force and effect until the indefeasible payment in full of the Obligations.  Upon the indefeasible payment in full of the Obligations, the security interest granted hereby shall terminate and all rights to the Pledged Collateral shall revert to the Pledgor.  Upon any such termination, the Agent shall, at the Pledgors’ expense, return, pro-rata, to the Pledgor such of the Pledged Collateral as shall not have been sold or otherwise applied pursuant to the terms hereof and execute and deliver to the Pledgors such documents as the Pledgors shall reasonably request to evidence such termination.

SECTION 16. Governing Law; Terms.  For the convenience of the Agent, this Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to principles of conflict of laws.  The Pledgor agrees to submit to the in personam jurisdiction of the state and federal courts situated within the City of New York, State of New York with regard to any controversy arising out of or relating to this Agreement.  Unless otherwise defined herein, terms defined in Article 9 of the UCC are used herein as therein defined.

SECTION 17. Notice.  All notices and other communications hereunder shall be in writing and shall be deemed to have been received when delivered personally (which shall include, without limitation, via express overnight courier) or if mailed, three (3) business days after having been mailed by registered or certified mail, return receipt requested, postage prepaid, to the addresses of the parties as set forth herein.

SECTION 18. Waivers.

(a) Waivers.  The Pledgor waives any right to require the Pledgee to (i) proceed against any person, (ii) proceed against any other collateral under any other agreement, (iii) pursue any other remedy, or (iv) make presentment, demand, dishonor, notice of dishonor, acceleration and/or notice of non-payment.

(b) Waiver of Defense.  No course of dealing between the Pledgors and the Pledgee, nor any failure to exercise nor any delay in exercising on the part of the Agent or Pledgee, any right, power, or privilege under this Agreement or under any of the other Transaction Documents shall operate as a waiver.  No single or partial exercise of any right, power, or privilege under this Agreement or under any of the other Transaction Documents shall preclude any other or further exercise of such right, power, or privilege or the exercise of any other right, power, or privilege.

SECTION 19. Rights Are Cumulative.  All rights and remedies of the Agent and the Pledgee with respect to the Pledged Collateral, whether established by this Agreement, the other Transaction Documents or by law, shall be cumulative and may be exercised concurrently or in any order.

SECTION 20. Indemnity.  The Pledgor, jointly and severally, agrees to indemnify and hold harmless the Agent, the Pledgee and their respective heirs, successors and assigns against and from all liabilities, losses and costs (including, without limitation, reasonable attorneys' fees) arising out of or relating to the taking or the failure to take action in respect of any transaction effected under this Agreement or in connection with the lien provided for herein, including, without limitation, any and all excise, sales or other taxes which may be payable or determined to be payable with respect to any of the Pledged Collateral, except to the extent resulting from their gross negligence or intentional misconduct.  The liabilities of the Pledgors under this Section 20 shall survive the termination of this Agreement.

SECTION 21. Severability.  The provisions of this Agreement are severable.  If any provision of this Agreement is held invalid or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect only such provision, or part thereof, in such jurisdiction, and shall not in any manner affect such provision or part thereof in any other jurisdiction, or any other provision of this Agreement in any jurisdiction.

SECTION 22. Counterparts.  This Agreement may be executed in several counterparts, each of which shall be considered an original, but all of which together shall constitute one and the same instrument.

SECTION 23. Amendments; Entire Agreement.  This Agreement is subject to modification only by a writing signed by the parties.  To the extent any provision of this Agreement conflicts with any provision of the Debentures, the provision giving Pledgee greater rights or remedies shall govern, it being understood that the purpose of this Agreement is to add to, and not detract from, the rights granted to Pledgee under the Debentures.  This Agreement and the other Transaction Documents constitute the entire agreement of the parties with respect to the subject matter of this Agreement.

SECTION 24. Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, executors, legal representatives, successors and assigns; provided, however, that no Pledgor may, without the prior written consent of the Pledgee, assign or delegate any rights, powers, duties or obligations hereunder, and any such purported assignment or delegation without such consent shall be null and void.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement as of the date first above written.

PLEDGORS:

/s/ Rhett McNulty
Linlithgow Holdings, LLC
By: Rhett McNulty

/s/ Wendy Borow-Johnson
Wendy Borow-Johnson

/s/ Robert McNulty
Robert McNulty

THE COMPANY:
BEYOND COMMERCE, INC.

By: /s/ Robert McNulty
Name: Robert McNulty
Title: Chief Executive Officer

PLEDGEE
OMNIRELIANT HOLDINGS, INC.
By: /s/ Paul Morrison
Name: Paul Morrison
Title: Chief Executive Officer